UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2017

EXPEDIA, INC.

(Exact name of Registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation)

001-37429	20-2705720
(Commission File Number)	(IRS. Employer Identification No.)

333 108th Avenue NE, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 679-7200

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d) Election of Directors

On March 16, 2017, the Board of Directors (the “Board”) of Expedia, Inc. (the “Company”) expanded the size of the Board from thirteen to fourteen members and elected Chelsea Clinton to fill the newly-created directorship.

Ms. Clinton currently serves as Vice Chair of the Clinton Foundation where her work emphasizes improving global and domestic health, creating service opportunities and empowering the next generation of leaders. She has previously worked as an associate at McKinsey & Company, a consulting firm, as an associate at Avenue Capital Group, an investment firm, and as an Assistant Vice Provost at New York University, where she focused on interfaith initiatives and the university’s Global Expansion Program. Ms. Clinton also serves on the boards of IAC/InterActiveCorp, the Clinton Foundation’s affiliated Clinton Health Access Initiative, the School of American Ballet, the Africa Center, the Weill Cornell Medical College and is Co-Chair of the Advisory Board of the Of Many Institute at New York University.

Ms. Clinton will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on August 23, 2016. Ms. Clinton has not been appointed to serve as a member of any committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

Date: March 17, 2017